                                                                    EXHIBIT 99.1


                            MURPHY OIL COMPANY LTD.

                        SUPPLY & TRANSPORTATION BUSINESS

                                 BALANCE SHEET
                              As at March 31, 2001
                    (expressed in thousands of U.S. dollars)

                                                                         2001
                                                                       --------
                                ASSETS
Current assets
Cash.................................................................. $  3,782
Accounts receivable
  Trade...............................................................   58,173
  Related parties.....................................................    2,861
Inventory.............................................................    3,751
Deferred income tax...................................................    1,660
                                                                       --------
                                                                         70,227
Property and equipment--net...........................................   52,298
                                                                       --------
                                                                       $122,525
                                                                       ========
                LIABILITIES AND OWNERS' NET INVESTMENT
Current liabilities
Accounts payable and other accrued liabilities
  Trade............................................................... $ 40,125
  Related parties.....................................................   16,116
                                                                       --------
                                                                         56,241
Deferred income taxes.................................................    2,872
                                                                       --------
                                                                         59,113
                                                                       --------
Commitments and contingencies (Note 2)................................       --
Owners' Net Investment................................................   63,412
                                                                       --------
                                                                       $122,525
                                                                       ========



                     See notes to the financial statements.

                            MURPHY OIL COMPANY LTD.

                        SUPPLY & TRANSPORTATION BUSINESS

                   STATEMENT OF OPERATIONS AND NET INVESTMENT
                      For the period ended March 31, 2001
                    (expressed in thousands of U.S. dollars)

                                                                         2001
                                                                       --------
Revenues
Crude oil and condensate sales........................................ $129,937
Crude oil and condensate sales--related parties.......................   24,768
Pipeline tariffs......................................................    2,227
Trucking..............................................................    3,799
Trucking--related parties.............................................      534
                                                                       --------
                                                                        161,265
                                                                       --------
Costs and expenses
Cost of crude oil and condensate sales................................  104,468
Cost of crude oil and condensate sales--related parties...............   42,711
Pipeline tariff expense...............................................      801
Operating costs.......................................................    6,807
General and administrative............................................      493
Depreciation and amortization.........................................      700
                                                                       --------
                                                                        155,980
                                                                       --------
Income before income taxes............................................    5,285
                                                                       --------
Income tax expense
Current...............................................................    2,180
Deferred..............................................................      147
                                                                       --------
                                                                          2,327
                                                                       --------
Net income for the year...............................................    2,958
Owners' net investment--Beginning of period...........................   60,454
                                                                       --------
Owners' net investment--End of period................................. $ 63,412
                                                                       ========

                     See notes to the financial statements.

                            MURPHY OIL COMPANY LTD.

                        SUPPLY & TRANSPORTATION BUSINESS

                            STATEMENT OF CASH FLOWS
                      For the period ended March 31, 2001
                    (expressed in thousands of U.S. dollars)

                                                                         2001
                                                                        -------
Cash provided by (used in)
Operating activities
Net income for the year................................................ $ 2,958
Items not affecting cash
  Depreciation and amortization........................................     700
  Deferred income tax..................................................     147
                                                                        -------
                                                                          3,805
                                                                        -------
Net change in non-cash working capital items
  Accounts receivable
    Trade..............................................................   5,217
    Related party......................................................  11,675
  Inventory............................................................   1,148
  Accounts payable and other accrued liabilities
    Trade.............................................................. (10,282)
    Related party......................................................  (7,767)
                                                                        -------
                                                                             (9)
                                                                        -------
                                                                          3,796
                                                                        -------
Investing activities
Capital expenditures...................................................     (14)
                                                                        -------
Increase in cash for the period........................................      --
Cash--Beginning of period..............................................      --
                                                                        -------
Cash--End of period.................................................... $ 3,782
                                                                        =======


                     See notes to the financial statements.

                            MURPHY OIL COMPANY LTD.
                        SUPPLY & TRANSPORTATION BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2001

Note--1 Organization and basis of presentation

   The Supply and Transportation business is involved in the pipeline transport of crude oil and condensates, including associated services of trucking and terminalling, and marketing of crude oil in Western Canada.

   The accompanying financial statements present, in conformity with accounting principles generally accepted in the United States of America the assets, liabilities, revenues and expenses related to the historical operations of the Canadian supply and transportation ("S&T") business of the Murphy Oil Company Ltd. ("Murphy"). These financial statements should be read in conjunction with the Murphy S&T financial statements for the year ended December 31, 2000. The interim financial statements as of March 31, 2001 and for the three months ended March 31, 2001 is unaudited; however, in the opinion of the S&T Business, the interim statements includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

   The accompanying financial statements have been prepared from Murphy's historical accounting records and are presented on a carve-out basis to include the historical operations applicable to the S&T business. All assets and liabilities specifically identified with the S&T business have been presented in the balance sheet. The owner's net investment ("Owner's net investment") in the S&T business has been presented in lieu of stockholder's equity in the financial statements. The financial information included herein includes certain allocations based on historical activity levels to reflect the financial statements in accordance with accounting principles generally accepted in the United States of America and may not necessarily reflect the financial position or results of operations of the S&T business in the future or had it existed as a separate, stand-alone business during the period presented. The allocations consist of general and administrative expenses incurred on behalf of the S&T business by Murphy. This allocation has been made on a reasonable basis. No amount in respect of interest has been allocated to this business.

Note--2 Commitments and contingencies

Purchase and sales agreements

   The S&T business has entered into evergreen purchase and sales agreements, cancellable with thirty days notice, for crude oil and condensates. At March 31, 2001, the S&T business had evergreen contracts for purchases of 427,000 m/3/ and sales of 304,000 m/3/ of crude oil and condensates at market related prices.

Environmental matters

   The parent, Murphy is liable for the reclamation costs associated with a condensate spill on the Dulwich pipeline. The amount of reclamation costs is dependent upon the method selected under current environmental laws but has been estimated by management to be in the range of $67,000 to $1,901,000. An accrual for these clean up costs has not been provided for in these financial statements.

                            MURPHY OIL COMPANY LTD.
                        SUPPLY & TRANSPORTATION BUSINESS

                         NOTES TO FINANCIAL STATEMENTS


Note--3 Segment information

   The S&T division's reportable segments are organized into three major types of business activities all operating within one geographic area, Western Canada. The pipeline segment derives tariff revenue primarily from the transportation of crude oil, the crude oil trading segment derives revenue from the purchase and sale of crude oil and the trucking segment derives revenue from the use of tractor trailers in hauling petroleum products and water. Information about business segments is reported on the following tables. Corporate and other activities are shown in the tables to reconcile the business segments to the financial statement totals.

                                                          Corporate
                                      Crude oil              and
                            Pipelines  trading  Trucking eliminations  Total
                            --------- --------- -------- ------------ --------
Revenues from external
 customers.................  $4,902   $129,930   $5,072    $(3,941)   $135,963
Revenues from related
 parties...................      --     24,768      534         --      25,302
                                                                      --------
Total revenues.............                                            161,265
Income tax expense.........    (132)     2,952     (284)      (209)      2,327
Significant non-cash
 charges (credits)
  Depreciation and
   amortization............     609         --       91         --         700
  Deferred income taxes....     147         --       --         --         147
Additions to property and
 equipment.................      14         --       --         --          14
Property and equipment.....  50,011         --    2,287         --      52,298
Net income (loss)..........    (169)     3,773     (363)      (283)      2,958

Note--4 Subsequent Event

   In May 2001, substantially all of the crude oil pipeline, gathering, storage and terminalling assets of Murphy were acquired by Plains All American Pipeline, L.P. ("PAA") for approximately $161.0 million in cash. The purchase price included $6.5 million for excess inventory in the systems. The principle assets acquired include four pipeline systems covering 275 miles, approximately
1.1 million barrels of crude oil storage and terminalling capacity located primarily in Kerrobert, Saskatchewan, approximately 254,000 barrels of linefill and tank bottoms and 121 trailers used primarily for crude oil transportation.

   PAA has entered into a new long-term contract with Murphy to continue transporting its production from fields currently delivering crude oil to these pipelines systems. The current volume transported for Murphy under the contract is approximately 11,000 barrels per day. In aggregate, the pipeline systems transport approximately 200,000 barrels per day of light, medium and heavy crudes, as well as condensate.